Exhibit 5.1

SEWARD & KISSEL LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

               August 20, 2013

Aegean Marine Petroleum Network Inc.
10, Akti Kondili
18545, Piraeus
Greece

Re:	Aegean Marine Petroleum Network Inc.

Ladies and Gentlemen:

We have acted as counsel to Aegean Marine Petroleum Network Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the "Company") in connection with the Company's registration statement on Form F-3 (File No. 333-189813) (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission"), relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") and offering by the Company in one or more public offerings (collectively, the "Offering") of an aggregate of $200,000,000 of securities, including shares of the Company's common stock, including preferred stock purchase rights (the "Rights"), par value $0.01 per share (the "Common Shares"), shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), and units comprised of any of the foregoing securities (the "Units," and together with the Common Shares, the Rights, the Preferred Shares, the Debt Securities, the Warrants and the Purchase Contracts, the "Securities," and in each case inclusive of the Securities that are convertible or exchangeable into one or more of the foregoing Securities).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"); (iii) the Stockholders Rights Agreement dated as of August 14, 2009 (the "Rights Agreement"); and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:

Under the laws of the Republic of the Marshall Islands:

1.
The Common Shares and the Preferred Shares have been duly authorized, and when such Securities are issued, sold and paid for as contemplated in the Prospectus or prospectus supplement thereto, will be validly issued, fully paid and non-assessable.

Under the laws of the State of New York:

2.
The Securities consisting only of (i) Debt Securities, when issued pursuant to an indenture substantially in the form examined by us, and (ii) the Warrants, Purchase Contracts, Rights and Units, upon due execution and delivery as contemplated in the Prospectus or prospectus supplement thereto, will constitute valid and legally binding obligations of the Company.

3.	The Rights issued in accordance with the Rights Agreement constitute binding obligations of the Company.

This opinion is limited to the laws of the State of New York and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Prospectus. In giving such consent, we do not hereby admit that we are "experts" within the meaning of the Securities Act and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

                   Very truly yours,

/s/ SEWARD & KISSEL LLP